Exhibit 99.1

GeoMet Announces Approval of Dissolution and Amendment to its Certificate of Incorporation

Houston, Texas—December 10, 2015—GeoMet, Inc. (OTC: GMET; OTC: GMETP) (the “Company”) today announced that a Special Meeting of Stockholders was held on December 10, 2015, at which the below items were approved:

•                  an amendment and restatement of the Certificate of Designations of the Company’s Series A Convertible Redeemable Preferred Stock

•                  the dissolution of the Company pursuant to a Plan of Dissolution and Liquidation

The Company anticipates filing a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company today with an effective date of December 21, 2015, which is the date that the Company expects to close its stock transfer books and discontinue recording transfers of shares of the Company’s Common Stock and Preferred Stock.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements, including the anticipated filing and effective date of the Certificate of Dissolution.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission (“SEC”). Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.geometinc.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  GeoMet undertakes no duty to update or revise these forward-looking statements.

For more information please contact William A. Wiederkehr, Jr., Treasurer and Secretary, at (713) 600-4310 or wwiederkehr@geometcbm.com.